EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-11428) pertaining to the AMVESCAP 401(k) Plan of our report dated June 10, 2005, with respect to the financial statements and schedule of the AMVESCAP 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.


                                                 /s/ Ernst & Young LLP


Atlanta, Georgia
June 24, 2005